UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2014

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2014, the Board of Directors of Chesapeake Utilities Corporation (the "Company") approved and adopted an amendment to Article III, Section 3.4 of the Company’s Amended and Restated Bylaws (the "Bylaws"), which amendment was effective as of the date of such approval. Prior to the amendment, the Bylaws provided that an individual who was elected by the Company’s Board of Directors (the "Board") to fill a vacancy on the Board served until the next election of the class of directors for which such individual was chosen and until his or her successor was elected and qualified. Under the amendment, an individual who was elected by the Board to fill a vacancy shall serve until the next Annual Meeting of Stockholders at which such individual will stand for election to serve until the next election of the class of directors for which the successor director was elected and upon his or her successor being elected and qualified. A copy of the text of the amendment to the Bylaws is attached as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

Exhibit 3(ii) – Amendment to Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

December 9, 2014	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3	Exhibit 3(ii) – Amendment to Bylaws